Exhibit 99.3

Empire Resorts Submits $1 Million Application Fee for Catskills Casino License

April 21, 2014 08:00 AM

MONTICELLO, N.Y.—(BUSINESS WIRE) Empire Resorts, Inc. (together with its subsidiaries, “Empire”) (NASDAQ-GM:NYNY) today submitted the $1 million application fee to the New York State Gaming Commission for a destination gaming resort license (“Gaming Facility License”) in the Catskills. Pursuant to the Request for Applications (“RFA”), an individual, entity, consortium or other party evincing interest in a Gaming Facility License becomes an applicant upon payment of the $1 million application fee. Such fee must be paid by April 23, 2014 in advance of a mandatory applicant conference.

“We are continuing our partnership with local upstate stakeholders and we look forward to providing the New York State Facility Location Board with a comprehensive application package that exceeds the requirements of the RFA.”

“We have been working diligently on this project for over three years. Adelaar is a project that is well positioned to meet the RFA’s requirement to be open 24 months after a license is granted,” said Empire Chairman Emanuel Pearlman. “We are continuing our partnership with local upstate stakeholders and we look forward to providing the New York State Facility Location Board with a comprehensive application package that exceeds the requirements of the RFA.”

The payment of the $1 million application fee is an important first step of the overall vetting process that will determine the award of a Gaming Facility License in the Hudson Valley/Catskills region of upstate New York. Empire Resorts previously announced it has planned a four-star hotel that will have approximately 391 rooms. The proposed gaming facility is expected to include a 70,000-square foot gaming floor with a variety of table games and slots machines, restaurants and beverage outlets, a conference center, meeting rooms, spa and salon, and entertainment venues.

Empire has in place essentially all of the approvals and permits to commence construction immediately upon the awarding of a Gaming Facility License. This includes all zoning, master development and environmental approvals for the gaming facility.

In addition, the Town of Thompson Board (“Thompson Board”) recently voted in favor of supporting Empire’s application to the Facility Location Board for a Gaming Facility License. Empire previously announced it has signed a Labor Peace Agreement with the New York Hotel and Motel Trades Council, and our construction manager has signed a Project Labor Agreement with the Hudson Valley Building and Construction Trades Council.

About Empire Resorts

Empire Resorts owns and operates, through its subsidiary Monticello Raceway Management, Inc., the Monticello Casino & Raceway, a harness racing track and casino located in Monticello, New York, and is 90 miles from midtown Manhattan. Further information is available at www.empireresorts.com.

Cautionary Statement Regarding Forward Looking Information

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements include statements about our plans, strategies, financial performance, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by Empire and our management team, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among others, levels of spending in business and leisure segments as well as consumer confidence; plans for signing and closing on definitive transaction documents; the construction commencement date for the gaming facility; relationships with associates and labor unions and changes in labor law; the financial condition of, and our relationships with, third-party property owners and hospitality venture partners; changes in the competitive environment in our industry and the markets where we operate; the timing of the receipt of regulatory and governmental approvals for the development project, including the issuance of a Gaming Facility License to us; changes in federal, state or local tax law; general volatility of the capital markets and our ability to access the capital markets to secure necessary financing. A more complete description of these risks and uncertainties can be found in our filings with the U.S. Securities and Exchange Commission. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Contacts

Empire Resorts, Inc.

Charles Degliomini, 845-807-0001

cdegliomini@empireresorts.com